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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) (No. 33-91532) and the related Proxy Statement/Prospectus of Keystone Financial, Inc. for the registration of 501,150 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1995 with respect to the consolidated financial statements of Keystone Financial, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

                                            ERNST & YOUNG LLP

  Pittsburgh, Pennsylvania
  June 21, 1995